UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement

[ ]Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ]Definitive Proxy Statement

[ ]Definitive Additional Materials

[X]Soliciting Material Pursuant to ss.240.14a-12

                                  CENVEO, INC.

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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required


[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           1) Title of each class of securities to which transaction applies:
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           2) Aggregate number of securities to which transaction applies:
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           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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           4) Proposed maximum aggregate value of transaction:
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           5) Total fee paid:
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[ ]Fee paid previously with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1) Amount Previously Paid:
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           2) Form Schedule or Registration Statement No.:
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           3) Filing Party:
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           4) Date Filed:
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FOR IMMEDIATE RELEASE                                INVESTORS:
                                                     Michel P. Salbaing
                                                     Acting CEO, Senior
                                                     Vice President & CFO
                                                     Cenveo, Inc.
                                                     303-790-8023
                                                     michel.salbaing@cenveo.com

                                                     MEDIA:
                                                     Kathy Hedin
                                                     Director of Communications
                                                     Cenveo, Inc.
                                                     303-566-7494
                                                     Abernathy MacGregor
                                                     Rhonda Barnat/Mike Pascale
                                                     212-371-5999


                        CENVEO SETS SPECIAL MEETING DATE



ENGLEWOOD, Co., June 17, 2005 - Cenveo(TM) Inc. (NYSE: CVO) announced today that, in response to a request made by certain shareholders, the Company has set September 14, 2005 as the date for the special meeting of shareholders. The record date for determining shareholders entitled to vote at the special meeting and the time and location of the special meeting will be determined and announced in the future.



                                      * * *

14A-12 DISCLOSURE

CENVEO INTENDS TO FILE A PROXY STATEMENT IN CONNECTION WITH ANY SPECIAL MEETING OF ITS SHAREHOLDERS. CENVEO SHAREHOLDERS SHOULD READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. IN ADDITION TO THE DOCUMENTS DESCRIBED ABOVE, CENVEO FILES ANNUAL, QUARTERLY AND CURRENT REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS (WHEN THEY BECOME AVAILABLE), AND ANY OTHER DOCUMENTS FILED WITH THE SEC BY CENVEO ARE AVAILABLE WITHOUT CHARGE AT THE SEC'S WEBSITE, AT WWW.SEC.GOV, OR FROM COMPANY'S WEB SITE AT HTTP://WWW.CENVEO.COM.

CENVEO AND ITS OFFICERS AND DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ITS SHAREHOLDERS IN CONNECTION WITH THE REQUESTED SPECIAL MEETING OF ITS SHAREHOLDERS. A DESCRIPTION OF CERTAIN INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS OF CENVEO IS SET FORTH IN CENVEO'S PROXY STATEMENT FOR ITS 2005 ANNUAL MEETING WHICH WAS FILED WITH THE SEC ON MARCH 7, 2005. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS WILL



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BE INCLUDED IN THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE
FILED WITH THE SEC IN CONNECTION WITH THE REQUESTED SPECIAL MEETING OF ITS SHAREHOLDERS.

ABOUT CENVEO, INC.

Cenveo, Inc. (NYSE: CVO), WWW.CENVEO.COM, is one of North America's leading providers of visual communications with one-stop services from design through fulfillment. The Company is uniquely positioned to serve both direct customers through its commercial segment, and distributors and resellers of printed office products through its Quality Park resale segment. The Company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, labels and business documents. Cenveo currently has approximately 10,000 employees and more than 80 production locations plus five advanced fulfillment and distribution centers throughout North America. In 2004 and 2005, Cenveo was voted among Fortune Magazine's Most Admired Companies in the printing and publishing category and has consistently earned one of the highest Corporate Governance Quotients by Institutional Shareholder Services. The Company is headquartered in Englewood, Colorado.

Cenveo and Vision Delivered are either trademarks or registered trademarks of Cenveo, Inc.